Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-59984 and Form S-8 Nos. 333-47951, 333-47967, 333-38426, 333-51175, 333-95367, 333-56376, 333-75164, and 333-56378) of Applied Films Corporation and in the related Prospectuses of our report dated July 24, 2003, with respect to the consolidated financial statements and schedule of Applied Films Corporation included in Amendment No. 1 to the Annual Report (Form 10-K/A) for the year ended June 28, 2003.

/s/ ERNST & YOUNG LLP

Denver, Colorado
September 12, 2003